UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM	8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

	Date of Report:	August 27, 2024
(Date of earliest event reported)
ARC Document Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32407		20-1700361
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification Number)

12657 Alcosta Blvd., Suite 200	San Ramon	CA	94583
(Address of principal executive offices)			(Zip Code)
	(925)	949-5100
(Registrant's telephone number, including area code)
Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 27, 2024, ARC Document Solutions, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TechPrint Holdings, LLC, a Delaware limited liability company (“Parent”), and TechPrint Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Parent is an affiliate of Kumarakulasingam Suriyakumar, the Company’s Chairman and Chief Executive Officer, Dilantha Wijesuriya, the Company’s President and Chief Operating Officer, Jorge Avalos, the Company’s Chief Financial Officer, Rahul Roy, the Company’s Chief Technology Officer, Sujeewa Sean Pathiratne, a private investor, and certain entities affiliated with such persons (collectively, the “Rollover Stockholders”).

The Merger Agreement provides for the acquisition of the Company by Parent through a merger of Merger Sub with and into the Company (the “Merger), with the Company surviving the Merger as the surviving corporation (the “Merger”)and a wholly-owned subsidiary of Parent, and with each issued and outstanding share of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”) (other than shares of Company Common Stock owned by Parent, Merger Sub, the Company, the Rollover Stockholders, and any holders of Company Common Stock who exercise statutory appraisal rights with respect to such shares), automatically converted, in accordance with the terms of the Merger Agreement, into the right to receive cash consideration of $3.40 per share, without interest (the “Merger Consideration”). The Rollover Stockholders currently collectively own approximately 15.8% of the voting power of the Company’s outstanding capital stock, and currently collectively beneficially own approximately 19.6% of the shares of Company Common Stock.

The Company’s board of directors (the “Company Board”) established a special committee consisting solely of independent, disinterested directors (the “Special Committee”) to, among other things, evaluate the advisability and fairness of strategic alternatives to the Company and its stockholders (including unaffiliated stockholders of the Company) in light of Mr. Suriyakumar’s preliminary non-binding proposal, dated April 8, 2024, to acquire all of the outstanding shares of Company Common Stock not already beneficially owned by Mr. Suriyakumar. The Special Committee unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (other than the Rollover Stockholders), (ii) determined that it is advisable and in the best interests of the Company and its stockholders (other than the Rollover Stockholders) to enter into the Merger Agreement and (iii) recommended that the Company Board approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger. The Company Board (other than Mr. Suriyakumar, who abstained from the vote), acting on the recommendation of the Special Committee, unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders (other than Rollover Stockholders), (ii) approved and declared advisable the Merger Agreement and the transactions contemplated hereby, including the Merger, (iii) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and, subject to the receipt of Company stockholder approval, the consummation of the Merger and the transactions contemplated thereby upon the terms and subject to the conditions contained therein, (iv) resolved to recommend that the Company’s stockholders vote to approve the adoption of the Merger Agreement, in each case on the terms and subject to the conditions set forth in the Merger Agreement, and (v) directed that the Merger Agreement be submitted to the Company’s stockholders for adoption.

Pursuant to the terms of, and subject to the conditions set forth in the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), by virtue of the Merger and without any action on the part of the holders, (i) each share of Company Common Stock, other than any shares owned by Parent, Merger Sub, the Company, the Rollover Stockholders, or any stockholder who is entitled to and who properly perfects (and does not subsequently waive, forfeit or otherwise lose), appraisal rights under Delaware law with respect to their shares, will be automatically converted into the right to receive the Merger Consideration, in cash, without interest, (ii) each share of Company Common Stock that is owned by the Company and not held on behalf of third parties and any share of Company Common Stock owned by Merger Sub shall automatically be retired, cease to be outstanding, be cancelled without payment of any consideration therefor and cease to exist, (iii) each share of Company Common Stock that is owned by Parent will be automatically be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share of the surviving corporation (“Surviving Corporation Common Stock”), and (iv) each share of Company Common Stock that is owned by a Rollover Stockholder will be converted into one share of Surviving Corporation Common Stock.

In addition, at the Effective Time:

aeach restricted stock award (“Company RSA”) granted under the Company 2021 Incentive Plan, as amended, the Company 2014 Stock Incentive Plan, as amended, or the Company 2005 Stock Plan (collectively, the “Company Stock Plans”) and held by a Rollover Stockholder will be cancelled and converted into the right to receive a number of shares of Surviving Corporation Common Stock equal to the quotient of (i) the number of shares of Company Common Stock covered thereby multiplied by the Merger Consideration, less applicable taxes and authorized deductions, divided by (ii) the Merger Consideration, rounded down to the nearest whole share;

a.each Company RSA that is not held by a Rollover Stockholder will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the number of shares of Company Common Stock covered thereby multiplied by (ii) the Merger Consideration, less applicable taxes and authorized deductions;

a.each outstanding and unexercised stock option, whether vested or unvested, granted pursuant to the Company Stock Plans (each, a “Company Option”) that has an exercise price per share that is equal to or greater than the Merger Consideration will be cancelled without the payment of consideration;

a.each outstanding and unexercised Company Option, whether vested or unvested, that has an exercise price per share that is less than the Merger Consideration (each, an “In-the-Money Company Option”) that is not held by a Rollover Stockholder, will be converted into the right to receive an amount in cash equal to the product of (i) the amount by which the Merger Consideration exceeds the exercise price per share of such Company Option (such amount in cash, the “Option Spread”) and (ii) the aggregate number of shares issuable upon exercise of such Company Option, less applicable taxes and authorized deductions; and

a.each In-the-Money Company Option, whether vested or unvested, that is held by a Rollover Stockholder will be cancelled and converted into the right to receive a number of shares of Surviving Corporation Common Stock equal to the quotient of (i) the applicable Option Spread for such Company Option, less applicable taxes and authorized deductions, divided by (ii) the Merger Consideration, rounded down to the nearest whole share.

Conditions to the Merger

The consummation of the Merger is subject to customary closing conditions, including: obtaining the approval of the Merger Agreement by the Company’s stockholders; expiration or termination of any waiting periods applicable to the consummation of the Merger under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended; the absence of a judgment, order, writ, injunction, decree or award of any governmental authority that enjoins or otherwise prohibits consummation of the Merger; and other customary conditions. The obligations of Parent and Merger Sub to consummate the Merger under the Merger Agreement are not subject to a financing condition.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties from the Company, Parent and Merger Sub. It also contains customary covenants, including covenants providing for the Company to (i) cause each of the Company and its subsidiaries to conduct its business in the ordinary course consistent in all material respects with past practice; (ii) use reasonable best efforts to preserve intact the material aspects of the Company’s business and relationships with third parties and to maintain the services of the officers and key employees of the Company and its subsidiaries; (iii) not take certain specified actions or engage in certain specified types of transactions during the period between the date of the Merger Agreement and the Effective Time; and (iv) not solicit proposals or, subject to certain exceptions, engage in discussions relating to alternative acquisition proposals or change the recommendation of the Company Board to the Company’s stockholders regarding the Merger Agreement.

Termination and Termination Fees

The Merger Agreement contains customary termination rights for the Parent and Merger Sub, and the Company, including, among others, for failure to consummate the Merger on or before February 26, 2025 (the “Outside Date”). If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, the Company will be required to pay Parent a termination fee of $5,277,367. If the Merger Agreement is terminated by the Company under certain circumstances specified in the Merger Agreement (including the failure of the Commitment Parties (as defined below) and the Investors (as defined below) to fund their commitments), Parent will be required to pay the Company a termination fee of $750,000 (the “Reverse Termination Fee”).

Additional Information

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and Parent and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material under applicable securities laws, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in, incorporated by reference into or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the SEC.

Voting Agreement

Concurrently with the execution of the Merger Agreement, the Rollover Stockholders entered into a voting agreement (the “Voting Agreement”) with Parent and the Company, pursuant to which, among other things, the Rollover Stockholders agreed, subject to the terms and conditions of the Voting Agreement, to vote their respective shares of Company Common Stock in favor of the adoption of the Merger Agreement and the consummation of the transactions contemplated hereby, including the Merger. The Rollover Stockholders currently collectively own approximately 15.8 % of the voting power of the Company’s outstanding capital stock.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Limited Guarantee

On August 27, 2024, concurrently with the execution and delivery of the Merger Agreement, Mr. Suriyakumar entered into a limited guarantee in favor of the Company (the “Limited Guarantee”), with respect to the obligation of Parent to pay the Reverse Termination Fee, if and when due pursuant to the Merger Agreement, and up to $1.5 million of monetary damages resulting or arising from Parent’s or Merger Sub’s Fraud (as defined in the Merger Agreement) with respect to the Merger Agreement or the transactions contemplated thereby.

The foregoing description of the Limited Guarantee does not purport to be complete and is qualified in its entirety by reference to the Limited Guarantee, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

Debt Commitment

Pursuant to a commitment letter, dated August 27, 2024 (the “Debt Commitment Letter”), provided to Parent and Merger Sub by U.S. Bank National Association, BMO Bank N.A., Zions Bancorporation N.A. dba California Bank & Trust and City National Bank, a national banking association (collectively, the “Commitment Parties”), the Commitment Parties committed to provide, on the terms and subject to the conditions set forth in the Debt Commitment Letter, at or prior to the closing of the Merger, an incremental term loan facility of $185.0 million, subject to certain customary conditions.

Equity Commitment

Pursuant to an equity commitment letter (the “Equity Commitment Letter”), dated August 27, 2024, by and among Parent, Mr. Suriyakumar, and Mr. Pathiratne (together the “Investors”), each of the Investors, severally and not jointly, has committed to purchase, or cause to be purchased, directly or indirectly, at or prior to the Effective Time, securities of Parent for an aggregate purchase price of $11 million, subject to the terms and conditions set forth in the equity commitment letter. The respective commitments contemplated by the Equity Commitment Letter will be funded by the Investors immediately prior to the consummation of the financing transactions contemplated by the Debt Commitment Letter, subject to the satisfaction of certain conditions set forth in the Equity Commitment Letter and the Debt Commitment Letter, including such financing transactions having been funded or the Commitment Parties having confirmed that such financing transactions will be funded at the Effective Time upon delivery of a drawdown notice from Parent.

Rollover Agreement

On August 27 2024, concurrently with the execution and delivery of the Merger Agreement, the Rollover Stockholders entered into a rollover agreement (the “Rollover Agreement”) by and among Parent and each Rollover Stockholder, pursuant to which, subject to the terms and conditions of the Rollover Agreement, (i) immediately prior to the Effective Time, shares of Company Common Stock held by the Rollover Stockholders will be contributed to Parent and (ii) immediately after the issuance of shares of Surviving Corporation Common Stock in respect of In-the-Money Company Options and Company RSAs, such shares will be contributed to Parent, in each case in exchange for a number of issuances of common membership interests of Parent.

Press Release

On August 28, 2024, the Company issued a press release announcing its entry into the Merger Agreement. A copy of that press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the ability of the parties to satisfy the conditions precedent and consummate the proposed Merger, the timing of consummation of the proposed Merger, the ability of the parties to secure any required stockholder approval in a timely manner or on the terms desired or anticipated, and any failure of Parent to obtain the financing required to consummate the Merger. These statements are based upon current expectations, beliefs and assumptions, and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, actual events could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to the possibility that the conditions to the closing of the Merger are not satisfied, including the risk that required stockholder approval for the Merger is not obtained, potential litigation relating to the Merger, uncertainties as to the timing of the consummation of the Merger, the ability of each party to consummate the Merger, risks relating to the substantial costs and diversion of personnel’s attention and resources due to these matters and other factors discussed in greater detail in the Company’s filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for additional risks and uncertainties that may apply to the Company’s business and the ownership of the Company’s securities. The forward-looking statements are presented as of the date made, and the Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

This Current Report on Form 8-K is being made in respect of the Merger involving the Company and Parent. In connection with the Merger, (i) the Company intends to file the relevant materials with the SEC, including a proxy statement on Schedule 14A and (ii) certain participants in the transaction intend to jointly file with the SEC a transaction statement on Schedule 13E-3, which will contain important information on the Company, Parent, the Rollover Stockholders and the Merger, including the terms and conditions of the Merger. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement, the Schedule 13E-3 and a proxy card to each stockholder of the Company entitled to vote at the Company Stockholders Meeting. This communication is not a substitute for the proxy statement, the Schedule 13E-3 or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. The materials to be filed by the Company will be made available to the Company’s investors and stockholders at no expense to them and copies may be obtained free of charge on the Company’s website at https://ir.e-arc.com/overview/default.aspx. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Investors and stockholders of the Company are urged to read the proxy statement, the Schedule 13E-3 and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Merger because they contain important information about the Company and the proposed Merger. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or solicitation of any vote or approval.
Stockholders of the Company are urged to read all relevant documents filed with the SEC, including the proxy statement and the Schedule 13E-3 Merger Statement, as well as any amendments or supplements to these documents, carefully when they become available because they will contain important information about the Merger.

Participants in the Proxy Solicitation

The Company and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the Merger under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors participating in the solicitation by reading the Company’s definitive proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2024, and the proxy statement, the Schedule 13E-3 Merger Statement and other relevant materials that will be filed with the SEC in connection with the Merger when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the Merger and the Schedule 13E-3 Merger Statement when they become available.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated August 27, 2024, by and among Parent, Merger Sub and the Company*
10.1	Voting Agreement, dated August 27, 2024, by and among Parent, Merger Sub, the Company, and the Rollover Stockholders*
10.2	Limited Guarantee, dated August 27, 2024, by and between the Company and Kumarakulasingam Suriyakumar*
99.1	Press Release, dated August 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*
Certain schedules, annexes and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules, annexes and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2024	ARC DOCUMENT SOLUTIONS, INC. By: /s/ Tracey Luttrell Name: Tracey Luttrell Title: Corporate Counsel & Corporate Secretary

Exhibit Index
Exhibit No.	Description

2.1	Agreement and Plan of Merger dated August 27, 2024, by and among Parent, Merger Sub and the Company*
10.1	Voting Agreement, dated August 27, 2024, by and among Parent, Merger Sub, the Company, and the Rollover Stockholders*
10.2	Limited Guarantee, dated August 27, 2024, by and between the Company and Kumarakulasingam Suriyakumar*
99.1	Press Release, dated August 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*
Certain schedules, annexes and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules, annexes and exhibits to the U.S. Securities and Exchange Commission upon request.